Exhibit 28(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated June 24, 2014 relating to the financial statements and financial highlights which appear in the April 30, 2014 Annual Reports to Shareholders of the Lateef Fund, the Pemberwick Fund, the WHV International Equity Fund, the WHV/Seizert Small Cap Value Fund, the Boston Advisors Broad Allocation Strategy Fund, the Cutwater Investment Grade Bond Fund, the DuPont Capital Emerging Markets Fund, the DuPont Capital Emerging Markets Debt Fund, the Estabrook Investment Grade Fixed Income Fund, the Pacific Capital Tax-Free Securities Fund, the Pacific Capital Tax-Free Short Intermediate Securities Fund, the Polen Growth Fund, and the Private Capital Management Value Fund (each constituting a separate series of FundVantage Trust), which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements”, and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, PA

August 28, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in this Registration Statement on Form N-1A of  the Cutwater High Yield Fund, the Cutwater Multi-Sector Inflation Protection Fund, the Cutwater Municipal Bond Inflation Protection Fund, and the Estabrook Value Fund (each constituting a separate series of the FundVantage Trust).

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

August 28, 2014